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                                                                    EXHIBIT 10.1


     SECOND AMENDMENT dated as of September 25, 2003 (the "Amendment") to LOAN AND SECURITY AGREEMENT dated as of May 2, 2001 (as amended, modified, supplemented or restated from time to time, the "Loan Agreement") between THE CIT GROUP/BUSINESS CREDIT, INC. (the "Lender") and G+G Retail, Inc. (the "Borrower"). Terms which are capitalized in this Amendment and not otherwise defined shall have the meanings ascribed to such terms in the Loan Agreement.

     WHEREAS, Borrower has requested that Lender consent to the modification of certain terms and provisions contained in the Loan Agreement; and

     WHEREAS, Lender has agreed to the foregoing request, on the terms and conditions contained in this Amendment;

     NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     Section One. Amendments. Upon the satisfaction of the conditions set forth in Section Two hereof, the Loan Agreement shall be and is hereby amended as follows:

     (a) Section 1. Definitions. Section 1 is amended by (i) adding thereto the defined term "Minimum Availability", and the following definition thereof,
(ii) adding thereto the defined term "2005 Covenants", and the following definition thereof, and (iii) adding thereto the defined term "2005 Plan", and the following definition thereof:

           "'Minimum Availability' shall mean the amount, as determined by Lender, calculated at any time, equal to the difference between (a) the amount of the Loans available to Borrowers as of such time based on the applicable lending formulas multiplied by the Cost of Eligible Inventory and the amount of Eligible Accounts, respectively, as determined by Lender, and subject to the sublimits and Availability Reserves from time to time established by Lender hereunder and (b) the sum of (i) the amount of all then outstanding and unpaid Obligations, plus (ii) (A) the aggregate amount of all trade payables of Borrowers which are more than forty-five (45) days past due as of such time minus (B) the lesser of (x) the amount of all trade payables which are more than forty-five (45) days past due which Borrowers are in good faith contesting, to the extent each such payable is so contested and (y) $500,000.

           '2005 Covenants' shall mean those modifications, if any, as to which the Lender and the Borrowers may mutually agree, based on the terms of the 2005 Plan, with respect to the provisions contained in Sections 9.10(e)(i)(C) and (D), 9.11(a)(3) and (4) and 9.14.




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           '2005 Plan' shall mean the forecasted budget and financial projections of each Borrower's performance, results and operations for the Fiscal Year ending January 31, 2005, prepared on a month by month basis by or under the direction of G+G's chief financial officer, based on assumptions that were reasonable at the time made."

     (b) Section 7.3. Inventory Covenants. Section 7.3 is amended by deleting the word "twice" as it appears in each of clauses (d) and (e) thereof, and, in each case, by substituting the words "four times" in lieu thereof.

     (c) Section 9.10. Loans, Investments, Guarantees, Etc. Section 9.10 is amended by deleting clause (e) thereof in its entirety, and by substituting the following in lieu thereof:

           "(e) upon the implementation of the 2005 Covenants, G+G shall be permitted to (i) make loans and advances to Parent, the proceeds of which are used concurrently upon its receipt thereof by Parent to fund the cost of redeeming or repurchasing Capital Stock of Parent (including without limitation the Senior Note Warrants) and (ii) purchase or otherwise acquire Capital Stock of Parent (including without limitation the Senior Note Warrants), provided that, in each case, (A) no Event of Default has occurred and is continuing on the date (the "transaction date") on which G+G proposes to make such loan, advance, purchase or acquisition (each a "transaction"), (B) Lender shall have received, at least ten (10) days prior to the transaction date, written notice from Borrowers of such proposed transaction, (C) Borrowers' Excess Availability on the transaction date, after giving effect to the proposed transaction, is at least $5,000,000 and (D) Borrowers' Net Worth on the transaction date, after giving effect to the proposed transaction, is not less than $40,000,000, provided further that, solely for the purpose of determining Borrowers' compliance with this clause (D), the calculation of Net Worth shall exclude any amounts due to G+G from Parent as a result of loans and advances made by G+G to Parent pursuant to clause (i) of this Section 9.10(e);"

     (d) Section 9.11. Dividends and Redemptions. Section 9.11 is amended by deleting clause (a) in its entirety and by substituting the following in lieu thereof:

           "(a) upon the implementation of the 2005 Covenants, G+G may declare and pay cash dividends upon its Capital Stock, provided that (1) no Event of Default has occurred and is continuing on the date (the "dividend payment date") on which G+G proposes to pay such dividend,
           (2) Lender shall have received, at least ten (10) days prior to the dividend payment date, written notice from Borrowers of such proposed dividend, (3) Borrowers' Excess Availability on the dividend payment date, after giving effect to


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           such Dividend, is at least $5,000,000 and (4) Borrowers' Net Worth on the dividend payment date, after giving effect to such dividend, is not less than $40,000,000,"

     (e) Section 9.14. Net Worth. Section 9.14 is deleted in its entirety and a new Section 9.14, captioned "Minimum Availability", is substituted in lieu thereof, as follows:

           "9.14 Minimum Availability. Minimum Availability at the end of each day shall not be less than $3,750,000 until February 1, 2004. On February 1, 2004, and at the end of each day thereafter, until such time, if any, as the Lender shall have received and reviewed to its satisfaction the 2005 Plan and the 2005 Covenants shall have been implemented, Minimum Availability at the end of each day shall not be less than $7,500,000."

     (f) Section 10.1. Events of Default. Section 10.1 is amended by deleting clause (a)(ii)(C) thereof in its entirety, and by substituting the following in lieu thereof:

           "(C) the failure to observe or perform any of the covenants or provisions contained in Section 9.2(ii), 9.6(a), 9.7, 9.8, 9.9, 9.10, 9.11, 9.12, 9.13, 9.14, 9.15, 9.16 or 9.18 of this Agreement or any covenants or agreements covering substantially the same matter as such sections in any of the other Financing Agreements;"

     Section Two. Conditions Precedent. This Amendment shall become effective on the date when all of the following conditions, the satisfaction of each of which is a condition precedent to the effectiveness of this Amendment, shall have occurred or shall have been waived in writing by Lender.

     (a) Lender shall have received for its own account payment in cash of a non-refundable fee in the amount of $30,000. The Lender acknowledges and agrees that the Borrowers shall not be obligated to pay any additional amendment fee or similar charge on account of or in connection with the execution and delivery of an amendment to the Loan Agreement, a primary purpose of which is to implement the 2005 Covenants.

     (b) Lender shall have received and reviewed to its reasonable satisfaction fully executed counterparts or originals of each of this Amendment and a Certificate of the Secretary or Assistant Secretary of Borrower (A) relating to the adoption of resolutions by Borrower's Board of Directors and the Class B Common Stockholders of the Parent (the "Class B Stockholders") approving this Amendment, (B) certifying that no amendments have been made to Borrower's Certificate of Incorporation as amended, and Borrower's by-laws, as amended, since May 2, 2001, and (C) further certifying the names and incumbency of officers of Borrower authorized to sign this Amendment and the names and validity of signatures of such officers.

     (c) All representations and warranties set forth in the Loan Agreement (except for such inducing representations and warranties that were only required to be true and correct as of a prior date) shall be true and correct in all material respects on and as of the effective date hereof, and no Event of Default shall have occurred and be continuing.


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     (d)   No event or development shall have occurred since the date of the financial statements of Borrower for the year-to-date period ended in, and for the month of, July, 2003, which event or development has had or is reasonably likely to have a Material Adverse Effect.

     (e) Lender shall have received a certificate from Borrower, executed by its president and chief operating officer as to the truth and accuracy of paragraphs (c), (d) and (g) of this Section Two.

     (f) All corporate and legal proceedings and all documents and instruments executed or delivered in connection with this Amendment shall be satisfactory in form and substance to Lender and its counsel, and Lender and its counsel shall have received all information and copies of all documents which Lender and its counsel may have reasonably requested in connection herewith and the matters contemplated hereunder, such documents, when requested by them, to be certified by appropriate corporate authorities.

     (g) There shall be no action, suit or proceeding pending or to Borrower's knowledge overtly threatened against Borrower before any court (including any bankruptcy court), arbitrator or governmental or administrative body or agency which challenges or relates to the consummation of this Amendment or the other transactions contemplated herein.

     (h) Lender shall have received such further agreements, consents, instruments and documents as may be necessary or proper in the reasonable opinion of Lender and its counsel to carry out the provisions and purposes of this Amendment.

     Section Three. Representations and Warranties. Borrower hereby represents and warrants (which representations and warranties shall survive the execution and delivery hereof) to Lender that:

     (a) Borrower has the corporate or other power, authority and legal right to execute, deliver and perform this Amendment and the transactions contemplated hereby, and has taken all actions necessary to authorize the execution, delivery and performance of this Amendment and the transactions contemplated hereby;

     (b) No consent of any Person (including, without limitation, stockholders or creditors of Borrower, as the case may be) other than Lender and the Class B Stockholders (whose consent has been given), and no consent, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority, is required in connection with the execution, delivery and performance by Borrower, or the validity or enforceability against Borrower, of this Amendment and the transactions contemplated hereby;

     (c) This Amendment has been duly executed and delivered on behalf of Borrower by its duly authorized officer, and constitutes the legal, valid and binding obligation of Borrower, enforceable in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights of creditors generally or equitable remedies (whether arising in a proceeding at law or in equity);


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     (d)   Borrower is not in material default under any indenture, mortgage, deed of trust, agreement or other instrument to which it is a party or by which it may be bound. Neither the execution and delivery of each of this Amendment, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof will (i) violate any law or regulation, or (ii) result in or cause a violation by Borrower of any order or decree of any court or government instrumentality, or (iii) conflict with, or result in the breach of, or constitute a default under, any indenture, mortgage, deed of trust, material agreement or other material instrument to which Borrower is a party or by which it may be bound, or (iv) result in the creation or imposition of any lien, charge, or encumbrance upon any of the property of Borrower, except in favor of Lender, to secure the Liabilities, or (v) violate any provision of the Certificate of Incorporation, By-Laws or any capital stock or similar equity instrument of Borrower;

     (e) After giving effect to this Amendment, no Event of Default has occurred and is continuing; and

     (f) Since the date of Borrower's financial statements for the year-to-date period ended in, and for the month of, July, 2003, no change or event has occurred which has had or is reasonably likely to have a Material Adverse Effect.

     Section Four. General Provisions.

     (a) Except as herein expressly amended, the Loan Agreement and all other amendments, agreements, documents, instruments and certificates executed in connection therewith, are ratified and confirmed in all respects and shall remain in full force and effect in accordance with their respective terms.

     (b) All references in the Other Agreements to the Loan Agreement shall mean the Loan Agreement as amended hereby and as hereafter amended, supplemented or modified from time to time. From and after the date hereof, all references in the Loan Agreement to "this Agreement," "hereof," "herein," or similar terms, shall mean and refer to the Loan Agreement as amended by this Amendment.

     (c) This Amendment may be executed by the parties hereto individually or in combination, in one or more counterparts, each of which shall be an original and all which shall constitute one and the same agreement.

     (d) This Amendment shall be governed and controlled by the internal laws of the State of New York.


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     IN WITNESS WHEREOF, Lender and Borrower have caused this Amendment to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.


                                           THE CIT GROUP/BUSINESS CREDIT, INC.


                                           By: /s/ Deborah Rogut
                                               ------------------------------
                                           Name:   Deborah Rogut
                                           Title:  Vice President

                                           G+ G RETAIL, INC.


                                           By: /s/ Michael Kaplan
                                               ------------------------------
                                           Name:   Michael Kaplan
                                           Title:  Chief Financial Officer




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